AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
2012 Omnibus Incentive Plan

Form of Restricted Stock Unit Award Agreement

You have been selected to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the American Axle Manufacturing & Holdings, Inc. 2012 Omnibus Incentive Plan in accordance with the terms and conditions below:
Participant: ________________________________________________________________________
Grant Date: ________________________________________________________________________
Number of RSUs: ____________________________________________________________________

           THIS AWARD AGREEMENT (the “Agreement”), is made effective as of the Grant Date, as specified above, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the Participant.
          RECITALS:
          A. The Company has adopted the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan; and
          B. The Compensation Committee of the Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its stockholders to grant the RSUs to the Participant, pursuant to the Plan and this Agreement.
          The parties agree as follows:
1. Grant of the RSUs. The Company grants to the Participant, on the terms and conditions set forth in this Agreement, the number of RSUs set forth above. Each RSU corresponds to one Share (subject to adjustment pursuant to the Plan) and constitutes a contingent and unsecured promise of the Company to pay the Participant one Share on the vesting date for the RSU, subject to the terms of the Plan and this Agreement.
2. Vesting of the RSUs.
          (a) Vesting Schedule. Subject to Section 2(b), the RSUs shall vest as follows:
Vesting Date                    Total RSUs*
First Annual Anniversary of Grant Date            33%
Second Annual Anniversary of Grant Date        67%
Third Annual Anniversary of Grant Date        100%
*Whole Shares only; fractional Shares, if any, are vested on the subsequent Vesting Date.

(b) Earlier Vesting and Forfeiture.
(i) Early Vesting: To the extent not already vested under Section 2(a), the RSUs shall vest in full upon the death or Disability of the Participant or the occurrence of a Change in Control.
(ii) Definition of “Disability:” For purposes of this Agreement, “Disability” means either of the following:
(1) Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(2) By reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of the Company.
(iii) Definition of “Change in Control:” For purposes of this Agreement, “Change in Control” means the occurrence of any of the following:

(1)
Any Person acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

(2)
Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(3)
A majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of appointment or elections; or

(4)
Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(iv) Forfeiture: Except as otherwise expressly stated in Section 2(b)(i) herein, if the Participant’s employment with the Company terminates for any reason, prior to the Vesting Date, the RSUs shall be forfeited and cancelled without consideration.
(c)    Vesting Date. The date on which the RSUs vest pursuant to Section 2(a) or, if earlier, Section 2(b) is referred to as the “Vesting Date.”
 3. Payment of the RSU. Each RSU shall be settled by payment of one Share. Payment of the RSUs shall occur on the first business day of the month following the month in which each Vesting Date occurs or as soon as administratively practicable thereafter, but in no event later than March 15th of the calendar year immediately following the calendar year in which each Vesting Date occurs (the “Payment Date”).
              4. Shareholder Rights. Prior to the Payment Date, the Participant shall not have any rights as a shareholder of the Company, unless and until the Shares are distributed to Participant. Following delivery of the Shares upon the Payment Date, the Participant shall have all rights as a shareholder.

5. Dividend Equivalents. Upon payment of dividends with respect to the Shares, the Participant shall be entitled to receive Dividend Equivalents with respect to each outstanding RSU. Dividend Equivalents will be paid quarterly as soon as administratively practicable following the payment of dividends with respect to the Shares, but in no event later than March 15th of the year following the calendar year in which dividends are paid. The Company will determine the form of payment of Dividend Equivalents which may include cash, Shares or a combination thereof. Upon a forfeiture of the RSUs, further payments of Dividend Equivalents shall be cancelled.
6. No Right to Continued Employment or Further Awards.
(a) Neither the Plan nor this Agreement shall (i) alter the Participant’s status as an “at-will” employee of the Company and its Subsidiaries, (ii) be construed as giving the Participant any right to continue in the employ of the Company and its Subsidiaries or (iii) be construed as giving the Participant any right to be reemployed by the Company and its Subsidiaries following any termination of employment. The termination of employment provisions set forth in this Agreement only apply to the treatment of the RSUs as specified herein and shall not otherwise affect the Participant’s employment relationship.
(b) The RSUs are discretionary awards. None of the RSUs, this Agreement nor the Plan confers on the Participant any right or entitlement to receive another grant of RSUs, or any other equity-based award at any time in the future or in respect of any future period.
(c) The Company has granted the RSUs to the Participant in its sole discretion. The RSUs do not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and do not diminish in any way the Company's discretion to determine the amount, if any, of the Participant's compensation.
7. Transferability.
(a) The RSUs shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered into by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. Any RSU transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Shares delivered to the Participant on the Payment Date shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.
(b) Except as set forth in the Plan, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.
8. Withholding. Except as provided in the following sentence, the Company shall withhold Shares from the RSUs to satisfy tax withholding obligations with respect to the RSUs. The Participant may also satisfy (or may be required by the Company to satisfy) all or part of any withholding obligation with respect to the RSUs by remitting the required withholding taxes to the Company, in accordance with the rules and procedures established by the Committee from time to time. The Company shall have the right to take any other action that may be necessary in the opinion of the Company to satisfy all obligations for the payment of withholding taxes with respect to the RSUs pursuant to this Agreement and the Plan.

9. Securities Laws.  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the RSUs as it may deem necessary or advisable, under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee.
10. Notices.  Notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.
11. Governing Law. The interpretation, performance and enforcement of the RSUs and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.
12. RSUs Subject to Plan.
(a) The RSUs are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.
(b) To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall govern. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.
(c) The Committee may, at any time, terminate, amend, modify or suspend the Plan and amend or modify this Agreement; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Agreement, without the Participant’s written consent.
13. Section 409A. The RSUs are intended to satisfy the requirements of Section 409A of the Code (“Section 409A”). This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the forgoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 12 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.
14. Recoupment. The RSUs, the underlying Shares and any gains received in connection with the sale of the Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

15. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
16. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
By:
Name:
Title:
Agreed and acknowledged
as of the Date of Grant:

                                     _________
{Insert Participant Name}